EXHIBIT 99.1

CDK Global Authorized to Purchase an Initial Ten Million Shares of Its Common Stock

HOFFMAN ESTATES, Ill., Jan. 21, 2015 (GLOBE NEWSWIRE) -- The Board of Directors of CDK Global, Inc. (Nasdaq:CDK) has authorized the purchase of ten million shares of its common stock.

"We are pleased to announce a ten million share repurchase authorization. We continue to evaluate how to best deploy our free cash flow to generate long term shareholder value and this is a prudent next step in our plan. We have excess cash on our balance sheet and intend to utilize this authorization to offset dilution from employee equity compensation plans and return capital to our shareholders," said Steve Anenen, President and Chief Executive Officer, CDK Global. "We are confident that we will generate increasing levels of free cash flow which will enable us to invest while also returning capital through our announced dividend and share buyback authorization," Anenen concluded.

Under the authorization for the stock repurchase program, CDK may purchase its common stock in the open market or in privately negotiated transactions. The actual timing, number and price of any shares to be repurchased will be determined at management's discretion and will depend on a number of factors, which may include the market price of the shares, general market and economic conditions, and other potential uses for free cash flow. This authorization is effective immediately and will expire on January 19, 2018.

About CDK Global

With nearly $2 billion in revenues, CDK GlobalTM is the largest global provider of integrated information technology and digital marketing solutions to the automotive retail industry and adjacencies. CDK Global provides solutions in more than 100 countries around the world, serving more than 26,000 retail locations and most automotive manufacturers. CDK Global's solutions automate and integrate critical workflow processes from pre-sale targeted advertising and marketing campaigns to the sale, financing, insurance, parts supply, repair and maintenance of vehicles, with an increasing focus on utilizing data analytics and predictive intelligence. Visit cdkglobal.com.

Forward-Looking Statements

This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding CDK Global's intention to make share repurchases and to declare and pay future dividends. Statements that are not historical in nature and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be" and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by these forward-looking statements.

The declaration and payment of future dividends, as well as the amount thereof, are subject to the discretion of CDK Global's Board of Directors. Any share repurchase and the amount and size of any future dividends will depend upon the CDK Global's results of operations, financial condition, capital levels, cash requirements, future prospects and other factors. There can be no assurance that CDK Global will make any share repurchases or that it will declare and pay any dividends in the future. The statements in this press release are made as of the date of this press release, even if subsequently made available by CDK Global on its website or otherwise. CDK Global disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed in CDK Global's reports filed with the Securities and Exchange Commission (SEC), including those discussed under "Item 1A. Risk Factors" in CDK Global's Registration Statement on Form 10 for the fiscal year ended June 30, 2014 and its Form 10-Q for the fiscal quarter ended September 30, 2014, should be considered in evaluating any forward-looking statements contained herein. These filings can be found on CDK Global's website at www.cdkglobal.com and the SEC's website at www.sec.gov.

CONTACT: Investor Relations Contacts:
         Elena Rosellen
         973.588.2511
         elena.rosellen@cdk.com

         Jennifer Gaumond
         847.485.4424
         jennifer.gaumond@cdk.com

         Media Contact:
         Michelle Benko
         847.485.4389
         michelle.benko@cdk.com